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Exhibit 23.9

CONSENT OF NOMINEE FOR DIRECTOR

        I hereby consent to being named as a person who will become a director of RSP Permian, Inc., a Delaware corporation (the "Company"), in the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the "Registration Statement"), to the disclosure under the caption "Management" in the Registration Statement and to the filing of this consent as an exhibit to the Registration Statement.

Date: November 12, 2013

/s/ Michael W. Wallace Michael W. Wallace

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  Exhibit 23.9
CONSENT OF NOMINEE FOR DIRECTOR